                                                                  EXHIBIT (3)(b)

                      SELLING GROUP AGREEMENT BY AND AMONG
             AMERICAN GENERAL, EQUITY SERVICES CORPORATION, AIG LIFE
                     INSURANCE COMPANY, AND _______________

This Selling Group Agreement ("Agreement") is made by and among AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC") a Delaware corporation, AIG LIFE INSURANCE COMPANY ("AIG Life"), a Delaware domiciled life insurance company, _____________ ("Selling Group Member"), a ______ corporation and _____________ ("Associated Agency"), a _____ corporation.

                                    RECITALS

WHEREAS, AIG Life is a wholly-owned subsidiary of AMERICAN INTERNATIONAL GROUP, INC. ("AIG"), a Delaware corporation;

WHEREAS, AGESC is an indirect, wholly-owned subsidiary of AIG;

WHEREAS, AIG Life and AGESC are affiliates under the ultimate common control of AIG pursuant to the insurance laws of the State of Delaware;

WHEREAS, AIG Life and AGESC are parties to a Distribution Agreement whereby AIG Life has granted AGESC a non-exclusive right to promote the sale of AIG Life products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein is in compliance with any filing requirements of the Delaware Insurance Department;

WHEREAS, Selling Group Member and the Associated Agency are affiliates of each other and neither is an affiliate of AIG Life or AGESC;

WHEREAS, AGESC, AIG Life, Selling Group Member and the Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain AIG Life variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. PRODUCT DISTRIBUTION. Subject to the terms, conditions and limitations of this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.

(a)  Designation of the Parties.
     --------------------------

     AGESC is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A.

     AIG Life is a Delaware licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products approved by the Delaware Insurance Department (as discussed in Paragraph c of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts." The Contracts are either registered with the Securities and Exchange Commission (the "SEC"), which Contracts are hereinafter referred to as "Registered Contracts", or exempt from registration under the Securities Act of 1933 ("1933 Act"), which Contracts are referred to as "Private Placement Contracts".

     Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act.

     Selling Group Member has NASD registered representatives who will distribute the Contracts.

     The Associated Agency is a licensed insurance agency and will be appointed by AIG Life as an agent of AIG Life as required by any state Insurance Department. The relationship between the Associated Agency and AIG Life is that of an independent contractor.

     The NASD registered representatives affiliated with Selling Group Member are also appropriately licensed insurance agents of the Associated Agency and will be appointed by AIG Life as agents of AIG Life with any appropriate Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and AIG Life is that of independent contractor.

     AGESC hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

     The appointment by AGESC of Selling Group Member and the Sales Persons and the appointment by AIG Life of the Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to sales of the Contracts where appropriately made.

(b)  Responsibilities Of The Parties/Compliance.
     ------------------------------------------

     (i)   SELLING GROUP MEMBER/SALES PERSONS.
           ----------------------------------

           Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over the Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

           Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise the Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold AIG Life and AGESC harmless from any financial claim resulting from improper suitability decisions or failure to supervise the Associated Agency and the Sales Persons in accordance with federal securities laws and NASD regulation.

           Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state securities laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by AGESC or AIG Life, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

           Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and the NASD relating to broker-dealers.

           Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AIG Life, AGESC, Selling Group Member and the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify AGESC if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated. The Selling Group Member shall immediately notify AGESC and AIG Life if its broker-dealer registration is revoked, suspended or terminated.

           The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the

           Contracts will be between AIG Life, the Associated Agency, the Sales Persons and the prospective purchaser.

           The Sales Persons are authorized to collect the first purchase payment or premium (collectively "Premiums") on the Contracts. The Sales Persons will in turn remit the entire Premiums to AIG Life.

           The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or the Associated Agency by AIG Life. All completed applications and supporting documents are the sole property of AIG Life and shall be retained by or on behalf of AIG Life in accordance with applicable insurance regulations.

     (ii)  THE ASSOCIATED AGENCY/SALES PERSONS.
           -----------------------------------

           The Associated Agency is authorized to recommend Sales Persons for appointment by AIG Life to solicit sales of the Contracts. The Associated Agency warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by AIG Life to sell the Contracts. Associated Agency shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by applicable Insurance Law. Associated Agency will fully comply with the requirements of all applicable insurance laws and regulations.

           Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AIG Life, AGESC, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify AGESC if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

           The Sales Persons shall complete any required Replacement Form or comparable forms ("Replacement Form") with each application for the Contracts. The Replacement Form shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed Replacement Form to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with any applicable insurance laws and regulations.

     (iii) AIG Life.
           --------

           AIG Life will determine in its sole discretion whether to accept and issue Contracts submitted to AIG Life by the Sales Persons.

           AIG Life will return any incomplete applications to the Sales
           Persons.

           AIG Life will provide the Sales Persons with all policy forms, the Replacement Forms and any other regulatory forms required to be completed in connection with the Contracts.

           AIG Life will inform the Associated Agency, the Sales Persons and Selling Group Member regarding any limitations on the availability of the Contracts.

           AIG Life warrants, represents and covenants that the prospectus(es) and registration statement(s) relating to the Registered Contracts, all memoranda, including amendments and supplements thereto, describing the Private Placement Products (the "Private Placement Memorandum") and all sales materials approved by AIG Life with respect to the Contracts , contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained therein materially false or misleading. AIG Life agrees to indemnify and hold harmless Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities 1933 Act, the 1934 Act, the Investment Act of 1940 (the "1940 Act") common law, or otherwise, that arise out of a breach of this paragraph. Nothing in this Agreement shall be deemed to imply that any materials inappropriate for use in connection with a private placement of a security may be used in connection with the offerings and transactions contemplated in this Agreement.

           AIG Life shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AIG Life, AGESC, Selling Group Member and/or the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceedings arise in connection with the Contracts.

     (iv)  AGESC.
           -----

           AGESC is authorized by AIG Life to offer the Contracts to Selling Group Member for sale by the Sales Persons through the Distribution Agreement described herein.

           AGESC shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AIG Life, AGESC, Selling Group Member and/or the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceedings arise in connection with the Contracts. AGESC shall immediately notify Selling Group Member and the Associated Agency if its broker-dealer registration is revoked, suspended or terminated.

(c)  New Products.
     ------------

     AIG Life and AGESC may propose and AIG Life may issue additional or successor Registered Contracts and/or Private Placement Contracts, in which event Selling Group Member, the Associated Agency and the Sales Persons will be informed of the product and its related Commission schedule. If Selling Group Member and the Associated Agency do not agree to distribute any new Registered Contract, they must notify AGESC in writing within 10 days of receipt of the Commission Schedule for such product(s). If Selling Group Member and the Associated Agency do not indicate disapproval of the new Registered Product(s) or the terms contained in the related Commission Schedule, Selling Group Member and the Associated Agency will be deemed to have thereby agreed to distribute such Registered Product(s), subject to the other terms and conditions of the Agreement, and agreed to the related Commission Schedule which shall be attached to and made a part of this Agreement. In no event will any new Private Placement Contracts be added to this Agreement without the prior written consent of the Selling Group Member (signed by a Vice President or more senior officer thereof) and of the Associated Agency (signed by the President thereof).

(d)  Sales Material/Books and Records.
     --------------------------------

     The Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by AIG Life or unless AIG Life has provided prior written approval for the use of such literature. In accordance with any applicable insurance laws and regulations, the Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to AIG Life and/or AGESC and shall forward such records to AIG Life and AGESC. Additionally, Selling Group Member and/or the Associated Agency shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which may have regulatory authority over AIG Life or AGESC. The Associated Agency and Selling Group Member jointly and severally hold AIG Life, AGESC and their affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by AIG Life, or (ii) although previously approved, has been disapproved by AIG Life in writing for further use.

     Selling Group Member will reflect all sales of the Contracts by the Associated Agency and the Sales Persons on the books and records of Selling Group Member. Selling Group Member hereby designates the principal place of business of the Associated Agency as an Office of Supervisory Jurisdiction of Selling Group Member.

(e)  Prospectuses and Private Placement Memorandum.
     ---------------------------------------------

     Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of the most currently effective prospectus or Private Placement Memorandum as the case may be, furnished by AIG Life and/or AGESC, that a prospectus or Private Placement Memorandum will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus or Private Placement Memorandum. AIG Life and AGESC shall furnish Selling Group Member and the Associated Agency, at no cost to Selling Group Member or the Associated Agency, reasonable quantities of prospectuses and Private Placement Memorandum to aid in the solicitation of Contracts.

2.   COMPENSATION.
     ------------

     AIG Life will remit to the Associated Agency all compensation set forth in Schedule B annexed hereto in compliance with any applicable insurance laws and regulations. Associated Agency will remit the commissions otherwise due and payable to Sales Persons to Selling Group Member which, in turn, will pay the Sales Persons. AIG Life will not accept or otherwise honor any assignment of compensation by the Associated Agency in connection with the sale of the Contracts, unless such assignment complies with all applicable insurance laws and regulations.

3.   CUSTOMER SERVICE AND COMPLAINTS.
     -------------------------------

     The Selling Group Member and Associated Agency consent that AIG Life and/or AGESC may contact Contractowners, including utilizing information received from them, who purchase Contracts through the efforts of the Selling Group Member and/or the Associated Agency under the auspices of this Agreement, for purposes of underwriting the Contract, providing servicing for the Contractowners with respect to the Contract and pursuant to processing any claims under a Contract. The parties agree to cooperate fully in the investigation and processing of any complaint associated with the sale of the Contracts under this Agreement.

4.   INDEMNIFICATION.
     ---------------

     Selling Group Member and Associated Agency agree to hold harmless and indemnify AGESC and AIG Life and each of their respective employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which AGESC and/or AIG Life or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, any applicable insurance laws or regulations or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any performance, non-performance or breach of any warranty, representation or covenant of this Agreement by Selling Group Member, Associated Agency, and/or Sales Persons, or are based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the AIG Life approved sales material for any Contract, or in the registration statement or prospectus or Private Placement Memorandum for any Contract.

     AIG Life hereby agrees to indemnify and hold harmless Selling Group Member and Associated Agency and each of their respective employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and/or the Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the 1933 Act, the 1934 Act, the 1940 Act, any applicable insurance laws or regulations or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any AIG Life's performance, non-performance or breach by AIG Life or AGESC of any warranty, representation or covenant of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus, the registration statement, Private Placement Memoranda and/or the approved sales materials for any of the Contracts.

5.   FIDELITY BOND.
     -------------

     The Associated Agency represents that all directors, officers, employees and Sales Persons of the Associated Agency licensed pursuant to this Agreement or who have access to funds of AIG Life are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at the Associated Agency's expense.

     Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity transactions. The Associated Agency acknowledges that AIG Life may require evidence that such coverage is in force and the Associated Agency shall promptly give notice to AIG Life of any notice of cancellation or change of coverage.

     The Associated Agency assigns any proceeds received from the fidelity bond company to AIG Life to the extent of AIG Life's loss due to activities covered by the bond. If there is any deficiency, the Associated Agency will promptly pay AIG Life that amount on demand. The Associated Agency indemnifies and holds harmless AIG Life from any deficiency and from the cost of collection.

6.   LIMITATIONS ON AUTHORITY.
     ------------------------

     The Contract forms are the sole property of AIG Life. No person other than AIG Life has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by AIG Life. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of AIG Life, any tax or legal advice related to the purchase of a Contract or policy, or make any settlement of any claim or bind AIG Life or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of AIG Life.

7.   ARBITRATION.
     -----------

     The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the NASD. Arbitration may be initiated by serving or mailing a written notice.

     The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

8.   CONFIDENTIALITY AND PROTECTION OF NONPUBLIC PERSONAL INFORMATION.
     ----------------------------------------------------------------

     (A)  Confidentiality.
          ---------------

          "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets, expressions, ideas, business practices and Sales Persons of such party in any medium, as well as the terms of this Agreement, but shall not include NPI (as defined below) which is subject to separate provisions of this Agreement. For purposes of this Agreement and unless otherwise indicated, reference to each party shall include their affiliates, agents and contractors. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information, but in no case to a lesser extent than reasonable care under the circumstances requires. No party shall disclose, publish, release, transfer or otherwise make available Confidential Information of any other party in any form to, or for the use or benefit of, any person or entity without the other parties' consent. Each party shall, however, be permitted to disclose relevant aspects of the other parties' Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party or parties is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees.

          The obligations herein shall not restrict any disclosure by any party to (a) any governmental and "quasi-governmental" authority having jurisdiction over such party, pursuant to any applicable state or federal laws, or (b) by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party or parties of such order) and (c) shall not apply with respect to Confidential Information which (1) is developed by the other party independently of the Confidential Information of the disclosing party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date of this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

     (B)  Protection of Nonpublic Personal Information.
          --------------------------------------------

          (1)  Definition of Nonpublic Personal Information.
               --------------------------------------------

               Nonpublic personal information of customers or consumers ("NPI") includes, but is not limited to, names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and sensitive, financial and health information. NPI includes information on each party's forms or in a database of any kind, information created by each party, information collected by or on behalf of a party, and personally identifiable information derived from NPI.

               There may be instances where each party will have the same NPI that may be subject to different privacy policies and procedures according to the notices provided to the customer or consumer by the respective parties to the Agreement.

          (2)  Disclosure and Use of NPI.
               -------------------------

               All NPI that any party obtains as a result of this relationship shall not be used, disclosed, reused or redisclosed to any third party, except to carry out the purposes for which the information was disclosed or as otherwise permitted or required by law. All NPI of the other parties shall be held in confidence to the same extent and in at least the same manner as the holding party protects its own NPI, but in no case in a lesser manner than a reasonable degree of care under the circumstances.

               Each party shall be permitted to disclose relevant aspects of the other parties' NPI to its officers, agents, subcontractors and employees only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement; provided that such party shall take all reasonable measures to ensure that the NPI of the other party or parties is not disclosed or reproduced in contravention of the provisions of this Agreement by such party's officers, agents, subcontractors and employees.

               The obligations of this Agreement shall not restrict any disclosure by any party (a) to any governmental or "quasi' governmental" authority having jurisdiction thereon, pursuant to any applicable state or federal laws, or (b) by request or order of any court or government agency (provided that the disclosing party shall seek appropriate protections and provide prompt notice to the non-disclosing party or parties of such order that any other party will have a reasonable opportunity to oppose the disclosure, request or order).

               The obligations of this Agreement shall not apply to information which, without breach of obligation of confidentiality: (1) is independently developed by a party; (2) is or becomes publicly known; (3) is already known by such party as evidenced by the written records of such party; or (4) is obtained from an independent source.

          (3)  Security of NPI.
               ---------------

               The parties further agree to establish and maintain policies and procedures reasonably designed to ensure the confidentiality and security of NPI. This shall include procedures to protect against any anticipated threats or hazards to the security or integrity of the information and unauthorized access to or use of the information. For reasonable cause, each party may audit the use or disclosure of NPI upon reasonable written notice to the other party. Each party will promptly advise the other parties of any breach of obligations of this Agreement with respect to NPI of which the breaching party is aware.

          (4)  Other Provisions.
               ----------------

               The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act and other applicable privacy laws and regulations and that the obligations described herein shall continue after termination of this Agreement. Any provision in this Agreement or any agreement that is inconsistent with the obligations herein shall be void.

               This Agreement comprises the entire agreement among the parties concerning NPI. There are no oral or implied promises or other obligations concerning said subject matter that have not been set forth herein. This Agreement may not be modified without a written agreement executed by all parties.

9.   ANTI-MONEY LAUNDERING COMPLIANCE.
     --------------------------------

     Selling Group Member has established and implemented policies and procedures reasonably designed to discharge its obligations pursuant to applicable federal laws and regulations regarding money laundering, including applicable provisions of U.S. Public Law 107-56, the USA Patriot Act and specifically the regulations of the U.S. Department of the Treasury adopted pursuant to Section 352 of the USA Patriot Act, other applicable regulations of the U.S. Department of the Treasury, and the Executive Orders related to the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"). Without limitation, the policies and procedures are designed to reasonably assure:

     (A) That Selling Group Member reasonably believes and believes in fact that all evidence of identity of a purchaser of a Contract furnished in connection with an application for the purchase of such Contract is genuine.

     (B) That Selling Group Member reasonably believes and believes in fact that no premium funds tendered for the purchase of a Contract directly or indirectly are derived from activities that may contravene U.S. federal, state or international laws or regulations.

     (C) That Selling Group Member reasonably believes and believes in fact that no applicant for a Contract ("Applicant"), nor any person controlling, controlled by or under common control with an Applicant, or a person for whom such Applicant is acting as agent or nominee in connection with the acquisition of such Contract, or who will have a beneficial interest in such Contract, is:

          (1) a country, territory, organization or person or entity named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time;

          (2) a person or entity that resides or has a place of business in a country or territory named on an OFAC list, or that is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering, or whose premium funds tendered for the acquisition of such Contract are transferred from or through any such country or territory;

          (3)  a "foreign shell bank" as such term is described in 31 U.S.C.
               Section 5318(j) and U.S. Department of the Treasury regulations thereunder;

          (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the Secretary of the Treasury pursuant to 31 U.S.C. Section 5318A as a "jurisdiction of primary money laundering concern;" or,

          (5) a "senior foreign political figure," or a "family member" or "close associate" of such a senior foreign political figure within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption issued by the U.S. Department of the Treasury or, if Selling Group Member has determined that an applicant or such other person is a "senior foreign political figure," or a "family member" or "close associate" of a senior foreign political figure, the broker dealer has diligently scrutinized the proposed purchase of the Contract by or for the benefit of such person.

10.  GENERAL PROVISIONS.
     ------------------

     (a)  Waiver.
          ------

          Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     (b)  Independent Assignment.
          ----------------------

          No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of AIG Life. Furthermore, except as provided below, this Agreement and any rights pursuant hereto shall be assignable only upon the written consent of all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

     (c)  Notice.
          ------

          All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre-paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows:

          If to AIG Life:

                                AIG Life Insurance Company
                                600 King Street
                                Wilmington, Delaware 19899
                                Attention: General Counsel

          Copy to:
                                American General Life Companies, LLC
                                2929 Allen Parkway
                                Houston, Texas 77019
                                Attention: General Counsel

          If to Selling Group Member:

                                ------------------------
                                ------------------------
                                ------------------------
                                ------------------------
                                Attention:__________________________

          If to AGESC:

                                American General Equity Services Corporation
                                #1 Franklin Square
                                Springfield, Illinois 62713
                                Attention:  President

          If to the Associated Agency:

                                ------------------------
                                ------------------------
                                ------------------------
                                ------------------------
                                Attention:__________________________

          or to such other persons or places as each party may from time to time designate by written notice.

     (d)  Severability.
          ------------

          To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     (e)  Amendment.
          ---------

          This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

     (f)  Entire Agreement.
          ----------------

          This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

     (g)  Termination.
          -----------

          This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B.

     (h)  Governing Law.
          -------------

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.

By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:
      -------------------

Selling Group Member

Address:
                       -----------------------------------------------

                       -----------------------------------------------
Signature:
                       -----------------------------------------------
Name & Title:
                       -----------------------------------------------

AIG Life Insurance Company

Address:
                       -----------------------------------------------

                       -----------------------------------------------
Signature:
                       -----------------------------------------------
Name & Title:
                       -----------------------------------------------

The Associated Agency

Address:
                       -----------------------------------------------

                       -----------------------------------------------
Signature:
                       -----------------------------------------------
Name & Title:
                       -----------------------------------------------

American General Equity Services Corporation

                       #1 Franklin Square
                       Springfield, Illinois 62713

Signature:
                       -----------------------------------------------
Name & Title:
                       -----------------------------------------------